Exhibit 5.1

October 22, 2007

Board of Directors
Nile Therapeutics, Inc.
2850 Telegraph Ave.
Berkeley, CA 94705

Nile Therapeutics, Inc.--
Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Nile Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form SB-2, and any amendments or supplements thereto (the “Registration Statement”), as filed with the SEC under the Securities Act of 1933, as amended (the “Act”), on October 22, 2007, for the registration under the Act of up to 8,810,376 shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), including 168,377 shares of Common Stock issuable upon the exercise of certain warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”) and 8,641,999 issued and outstanding shares of Common Stock (the “Shares”). The shares of Common Stock being registered for resale under the Registration Statement are to be offered for resale on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act by the selling stockholders of the Company named in the Registration Statement.

In rendering this opinion, we have relied upon, among other things, our examination of certain records of the Company, including, without limitation, the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws and resolutions of the Board of Directors. We have also examined certificates of the Company’s officers and of public officials, and have reviewed such questions of law and made such other inquiries, as we have deemed necessary or appropriate for the purpose of rendering this opinion. As to various questions of fact material to this opinion, we have also relied upon representations and warranties of the Company and upon such certificates and other instruments of officers of the Company and public officials furnished to us by the Company, in each case without independent investigation or verification.

In addition, without any independent investigation or verification, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document other than the officers of the Company, where applicable, signing in their capacity as such, (iv) the enforceability of all the documents we have reviewed in accordance with their respective terms against the parties thereto, and (v) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

Based on and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Shares have been duly authorized for issuance, and are validly issued, fully paid and nonassessable.

2. The Warrant Shares have been duly authorized for issuance pursuant to the Warrants, and when issued and delivered in the manner described in the Warrants, will be validly issued, fully paid and nonassessable.

We do not express any opinion as to the laws of any states or jurisdictions other than the laws of the State of New York and the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the state Constitution or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and the reference to us under the heading “Validity of Common Stock” in the prospectus included in Part I of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,
/s/ Dickstein Shapiro LLP